UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      July 1, 2003

AirTran Holdings, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation:  Nevada

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)  (Zip Code)

(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 1-15991     I.R.S. Employer Identification No: 58-2189551

AirTran Airways, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation:  Delaware

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)  (Zip Code)

(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 333-37487-09     I.R.S. Employer Identification No: 65-0440712

Item 5.  Other Events.

On July 1, 2003, AirTran Airways, Inc. issued a press release announcing the airline has placed an order for 100 new Boeing 737-700 and -800 series aircraft -- of which 50 are firm orders and 50 are options. At the same time, the airline placed an additional order for up to 10 Boeing 717 aircraft.

The press release is attached as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 7.  Financial Statements and Exhibits.

     (c) Exhibits

          Exhibit No.          Description
                99                    Press Release dated July 1, 2003

Item 9.  Regulation FD Disclosure.

On July 1, 2003, members of AirTran Airways, Inc.'s management held a conference call with investors to discuss the company's new order of Boeing 737 and 717 aircraft. Furnished herein is certain information disclosed during this call by our management:

  We expect to report profitable results in the second quarter of 2003 and for the remainder of the year,
  We expect to report a strong cash position at the end of the second quarter of 2003, and
  We recently raised our internal revenue forecast based upon improved summer booking trends.

A replay of the conference call is available in the Investor Relations section of the company's website at www.airtran.com.

The company issues financial statements quarterly. Statements regarding the Company's future results of operations, future liquidity, and strength of passenger demand are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, commodity prices and actions by competitors, regulatory matters and general economic conditions. The Company disclaims any obligation to update or correct any of its forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company's SEC filings, including but not limited to the company's report on Form 10-K for the year ended December 31, 2002. Copies of this filing may be obtained by contacting the Company or the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: July 1, 2003	AirTran Holdings, Inc. (Registrant) /s/ Stanley J. Gadek Stanley J. Gadek Senior Vice President, Finance, Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)

Date: July 1, 2003	AirTran Airways, Inc. (Registrant) /s/ Stanley J. Gadek Stanley J. Gadek Senior Vice President, Finance, Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)